Exhibit 4.4

EXECUTION COPY

STATION CASINOS, INC.

$350,000,000

6 7/8% SENIOR SUBORDINATED NOTES DUE 2016

INDENTURE

DATED AS OF FEBRUARY 27, 2004

LAW DEBENTURE TRUST COMPANY OF NEW YORK

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10; 11.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.02; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.04; 6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01

N.A. means not applicable.

*              This Cross-Reference Table is not part of the Indenture.

i

Section 11.13.	Successors
Section 11.14.	Severability
Section 11.15.	Qualification of Indenture
Section 11.16.	Table of Contents, Headings, etc

Exhibit A	Form of Global Note

Exhibit B	Form of Regulation S Temporary Note

Exhibit C	Form of Certificate of Transfer

Exhibit D	Form of Certificate for Transfer or Exchange

v

INDENTURE dated as of February 27, 2004 among STATION CASINOS, INC., a Nevada corporation (the “Company”), and LAW DEBENTURE TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 6 7/8% Series A Senior Subordinated Notes due 2016 (the “Series A Notes”) and the Company’s 6 7/8% Series B Senior Notes due 2016 (the “Series B Notes” and, together with the Series A Notes, the “Notes”).

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.          Definitions.

“Affiliate” of any specified person means any other person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such specified person (or a 10% or greater equity interest in such person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or, in the case of a person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Amortization Expense” means, for any period, amounts recognized during such period as amortization of all goodwill and other assets classified as intangible assets in accordance with GAAP.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository, Euroclear or Clearstream that are applicable to such transfer or exchange.

“Average Life” means, as of the date of determination, with reference to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Facility” means the Amended and Restated Loan Agreement dated as of September 18, 2002, and amended by the First Amendment to Amended and Restated Loan Agreement, as of January 24, 2003, by the Second Amendment to Amended and Restated Loan Agreement, as of July 14, 2003, and by that Third Amendment to Amended and Restated Loan Agreement, as of December 18, 2003, by and among Palace, Boulder, Texas, Sunset, Santa Fe,

Lake Mead Holdings, Lake Mead, Fiesta Holdings and Fiesta, the Lenders party thereto and Bank of Scotland, Deutsche Bank Trust Company Americas, Dresdner Bank AG, New York and Grand Cayman Branches, Lehman Commercial Paper Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and Bank of America, N.A., as Administrative Agent, as amended, modified or refinanced from time to time, provided that the managing agent for the lenders under such refinancing is a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Boulder” means Boulder Station, Inc.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” of a person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

“Capital Stock” means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (including partnerships or partnership interests), or ownership interests (however designated) of such person, including each class of common stock and preferred stock of such person, but excluding convertible Indebtedness.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means an event or series of events by which (i) the Company sells, conveys, transfers or leases, directly or indirectly, all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries to any person, corporation, entity or group, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Existing Equity Holders) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of securities representing 40% or more of the combined voting power of the Company’s Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of the Company’s Voting Stock as is “beneficially owned” by such “person,” (iii) the Company consolidates with or merges into another corporation, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transactions between the Company and its wholly-owned Restricted Subsidiaries, with the effect that any “person” (other than the Existing Equity Holders) becomes the “beneficial owner,” directly or indirectly, of securities representing 40% or more of the combined voting power of the Company’s Voting Stock and at such time as the Existing Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of the Company’s Voting Stock as is “beneficially owned” by such “person,” or (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new or replacement directors whose election by the Company’s Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

“Change of Control Triggering Event” is defined as the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Clearstream” means Clearstream Banking S.A., or its successors.

“Company” means the person named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

“Completion Guarantee and Keep-Well Agreement” means (i) the guarantee by the Company or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by an Affiliate of the Company, (ii) the agreement by the Company or a Restricted Subsidiary to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate in connection with the development, construction and opening of a new gaming facility by such Affiliate and (iii) performance bonds incurred in the ordinary course of business; provided that, in the case of clauses (i) and (ii) above, such guarantee or agreement is entered into in connection with obtaining financing for such gaming facility or is required by a Gaming Authority.

“Consolidated Coverage Ratio” means, for any period, for any person, the ratio of the aggregate amount of Operating Cash Flow of such person for such period to the aggregate amount of Consolidated Interest Expense of such person for such period.

“Consolidated Interest Expense” means, for any period, the total interest expense of a person and its consolidated Restricted Subsidiaries, including (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other persons deemed to be Indebtedness of the Company or its Restricted Subsidiaries under clause (v) or (vi) of the definition of Indebtedness.

“Consolidated Net Income” means, for any period, the net income of a person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:  (i) any net income (loss) of any person if such person is not a Restricted Subsidiary, except that (A) the Company’s equity in the net income of any such person (including, without limitation, an Unrestricted Subsidiary) for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below); and (B) the Company’s equity in the net loss of any such person for such period shall be included in determining such Consolidated Net Income (subject, with respect to the net loss of an Unrestricted Subsidiary, to clause (vi) below); (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) unless at the time of computation no cash would be permitted to be distributed and (B) the Company’s equity in the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any person; (v) the cumulative effect of a change in accounting principles; (vi) the net loss of any Unrestricted Subsidiary; and (vii) extraordinary or nonrecurring gains or losses.

“Consolidated Net Tangible Assets” means the total amount of assets (including investments in Joint Ventures) of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (i) all current liabilities of the Company and its Subsidiaries (excluding (A) the current portion of long-term indebtedness, (B) intercompany liabilities and (C) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

“Consolidated Net Worth” of any person means the total of the amounts shown on the balance sheet of such person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.

“Designated Senior Indebtedness” shall mean each issue of Senior Indebtedness that: (i) has an outstanding principal amount of at least $25,000,000 (including the amount of all reimbursement obligations pursuant to letters of credit thereunder and the maximum principal amount available to be drawn thereunder, assuming in the case of the Bank Facility that all conditions precedent to any such drawing could be satisfied); and (ii) has been designated as Designated Senior Indebtedness pursuant to an Officer’s Certificate of the Company received by the Trustee.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

“Exchangeable Stock” means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than into Capital Stock of such corporation that is neither Exchangeable Stock or Redeemable Stock).

“Existing Equity Holders” means Frank J. Fertitta III, Blake L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Glenn C. Christenson, Scott M Nielson, Stephen L. Cavallaro, William W. Warner and the Former Equity Holder and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor and any corporation, partnership or other entity which is an Affiliate of any of the foregoing.  Existing Equity Holders shall also mean any lineal descendants of such persons, but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such person.

“Existing Notes” means the $400,000,000 8 3/8% Senior Notes of the Company due 2008 and the Existing Senior Subordinated Notes.

“Existing Senior Subordinated Notes” means the $400,000,000 6½% Senior Subordinated Notes of the Company due 2014, the 9 7/8% Senior Subordinated Notes of the

Company due 2010 outstanding immediately following the issuance of the Notes and the application of the net proceeds thereof, and the 8 7/8% Senior Subordinated Notes due 2008 for so long as they remain outstanding, it being agreed that such notes shall be redeemed on or about February 27, 2004.

“FF&E Financing” means Indebtedness which is non-recourse to the borrower, the proceeds of which will be used to finance the acquisition or lease by the Company or its Restricted Subsidiaries of furniture, fixtures or equipment (“FF&E”) used in the operation of its business and secured by a Lien on such FF&E.

“Fiesta” means Fiesta Station, Inc.

“Fiesta Holdings” means Fiesta Station Holdings, LLC.

“Former Equity Holder” means Frank J. Fertitta, Jr.

“GAAP” means generally accepted accounting principles as in effect in the United States of America on the date of this Indenture.

“Gaming Authority” means the Nevada Gaming Commission, the Nevada Gaming Control Board or any agency of any state, county, city or other political subdivision which has, or may at any time after the date of the Indenture have, jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

“Gaming Control Act” means the Nevada Gaming Control Act, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

“Gaming License” of any person means every license, franchise or other authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming operations of such person, including, without limitation, all such licenses granted under the Gaming Control Act, as from time to time amended, or any successor provision at law, the regulations of Gaming Authorities and other applicable laws.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A or Exhibit B hereto issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

“Holder” or “Noteholder” means a person in whose name a Note is registered on the register maintained by the Registrar.

“Indebtedness” of any person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, assets or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding operating leases and trade accounts payable arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means the dates on which the Company shall pay interest on the Notes to Noteholders, as described in the Notes.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.  In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries.

“Lake Mead” means Lake Mead Station, Inc.

“Lake Mead Holdings” means Lake Mead Station Holdings, LLC.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any agreement to give any security interest).  For all purposes under this Indenture, a person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement (other than operating leases) relating to such asset.

“Liquidated Damages” means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-U.S. person” means a person who is not a U.S. person.

“Note Custodian” means the person specified in Section 2.03, as custodian with respect to the Global Notes, or any successor entity thereto.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Chief Financial Officer, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by any two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

“Operating Cash Flow” means, for any period, for any person, the aggregate amount of Consolidated Net Income of such person before Consolidated Interest Expense, income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance cost.  Notwithstanding the foregoing, the Consolidated Interest Expense, income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance cost of a subsidiary of a person shall be added to Consolidated Net Income to compute Operating Cash Flow in the same proportion that the net income of such subsidiary was included in calculating the Consolidated Net Income of such person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  Unless otherwise required by the Trustee, the counsel may be an employee of or counsel to the Company or the Trustee.

“Palace” means Palace Station Hotel & Casino, Inc.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary (i) issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, “repay”), or (ii)

constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an “amendment”), any Indebtedness of the Company or a Restricted Subsidiary (and any premiums, penalties, fees and expenses actually incurred by the Company or such Restricted Subsidiary in connection with the repayment or amendment thereof) existing immediately after the original issuance of the Series A Notes or incurred pursuant to clauses (iii), (vi), (vii) and (viii) (subject to proviso (C) below) of Section 4.05, in a principal amount (or, if such Permitted Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (1) the principal amount of the Indebtedness so refinanced (or, if such Permitted Refinancing Indebtedness refinances Indebtedness under an agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such agreement) plus (2) unpaid accrued interest on such Indebtedness plus (3) premiums, penalties, fees and expenses actually incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with the repayment or amendment thereof; provided that (A) Permitted Refinancing Indebtedness of the Company that repays or constitutes an amendment to Subordinated Indebtedness shall not have an Average Life less than the Indebtedness to be so refinanced at the time of such incurrence, and shall contain subordination and default provisions no less favorable in any material respect to the Noteholders than those contained in such repaid or amended Indebtedness, (B) notwithstanding the foregoing, any Permitted Refinancing Indebtedness incurred to repay all of the Notes then outstanding shall not be limited in principal amount or otherwise if the Company, contemporaneously with such issuance, irrevocably deposits with the Trustee or Paying Agent an amount of the proceeds of such Permitted Refinancing Indebtedness sufficient to redeem or repay each installment of the outstanding principal amount of the Notes on, and all interest accrued to, the date fixed for such repayment, together with irrevocable instructions to redeem and repay the Notes on the stated redemption date and (C) to the extent that Permitted Refinancing Indebtedness includes Indebtedness incurred in connection with the refinancing of the Bank Facility (whether or not such Indebtedness is existing on or after the date of the Indenture) and the managing agent for the lenders under such refinancing Indebtedness is a person other than a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities, the provisions of clause (viii) of Section 4.05 shall terminate and be of no further force and effect with respect to such refinancing Indebtedness.

“person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of any Indebtedness means the principal amount thereof plus the premium, if any, thereon.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Non-Recourse Debt” means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, other than by a pledge by the Company or a Restricted Subsidiary of the stock of an Unrestricted Subsidiary; provided, however, that the Company or any of its Restricted Subsidiaries may (x) execute a Completion Guarantee and Keep-Well Agreement for an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new gaming facility or (y) make a loan to an Unrestricted Subsidiary and such actions referred to in the foregoing clauses (x) and (y) shall not constitute Indebtedness which is not Qualified Non-Recourse Debt.

“Rating Agencies” means (i) S&P and (ii) Moody’s or (iii) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories:  BB, B, CCC, CC, C and D (or equivalent successor categories); and (ii) with respect to Moody’s, any of the following categories:  Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.  In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; l, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Rating Decline” shall be deemed to occur if, within 90 days of public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies):  (a) in the event the Notes are rated by either Rating Agency on the Rating Date as Investment Grade the rating of the Notes by both Rating Agencies shall be below Investment Grade, or (b) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

“Redeemable Stock” means any Capital Stock that by its terms or otherwise (other than in consideration of Capital Stock that is not Redeemable Stock) is, or upon the happening of an event would be, required to be redeemed or repurchased, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the first anniversary of the stated maturity of the Notes; provided, however, that any Capital Stock that would constitute Redeemable Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting a Change of Control shall not constitute Redeemable Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to Section 4.11.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 27, 2004, by and among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Wells Fargo Securities, LLC and Credit Lyonnais Securities (USA) Inc., as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary global Note in the form of Exhibit B hereto bearing the Global Note Legend, the Private Placement Legend and the legend set forth in Section 2.06(g)(iii) hereto, and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Person” of any person means (i) (A) if such person is a corporation, any person who is a director, officer or employee (x) of such person, (y) of any subsidiary of such person or (z) of any Affiliate of such person or (B) if such person is an individual, any immediate family member or lineal descendent of such person or spouse of such immediate family member or of such lineal descendant, or (ii) any Affiliate of any person included in clause (i) and any person who is a director, officer or employee of such Affiliate.

“Representative” means the indenture trustee or other trustee, agent or representative, if any, for an issue of Senior Indebtedness.

“Required Rating” means ratings on the Notes of at least BBB- by S&P and Baa3 by Moody’s.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration group of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Broker-Dealer” means a Broker-Dealer (as defined in the Registration Rights Agreement) engaged in activities contemplated by Section 3(c) of the Registration Rights Agreement.

“Restricted Period” means the 40-day restricted period as defined in Regulation S.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“S&P” means Standard & Poor’s Corporation and its successors.

“Santa Fe” means Santa Fe Station, Inc.

“Senior Indebtedness” means: (x) all obligations of the Company now or hereafter existing to pay the principal of, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization to the extent a claim for post-filing interest is allowed in such proceedings) on, any Indebtedness (other than Capital Lease Obligations) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company; (y) Indebtedness of the Company represented by Capital Lease Obligations if the instrument creating or evidencing the same expressly provides that such Indebtedness shall be senior in right of payment to the Notes; and  (z) Indebtedness of the Company with respect to Interest Rate Protection Agreements.  Notwithstanding the foregoing, Senior Indebtedness shall not include:

(a) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes; (b) in the case of each Note, the other Notes; (c) the Existing Senior Subordinated Notes; (d) Indebtedness of the Company to, or guaranteed on behalf of, an Affiliate of the Company (other than a Restricted Subsidiary); (e) Indebtedness to trade creditors incurred or assumed in the ordinary course of business in connection with obtaining goods, materials or services; (f) Indebtedness represented by Exchangeable Stock or Redeemable Stock; (g) any liability for federal, state, local or other taxes owed or owing by the Company; (h) Indebtedness incurred in violation of Section 4.05 hereof and (i) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subordinated Indebtedness” means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is subordinate or junior in right of payment to the Notes.

“subsidiary” of a person means any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such person or by one or more of the other subsidiaries of that person (or a combination thereof); provided that with respect to any such corporation, association, partnership, limited liability company or other business entity of which no more than 50% of the total Voting Stock is so owned or controlled, then such corporation, association, partnership, limited liability company or other business entity shall not be deemed to be a subsidiary of such person unless such person has the power to direct the policies or management of such corporation, association, partnership, limited liability company or other business entity.

“Subsidiary” means any subsidiary of the Company.

“Sunset” means Sunset Station, Inc.

“Texas” means Texas Station, LLC.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is first qualified under the TIA, except as provided in Section 9.03.

“Transfer Restricted Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Trustee” means the person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, but does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary (other than Palace, Boulder, Texas, Sunset, Santa Fe, Fiesta, Fiesta Holdings, Lake Mead, Lake Mead Holdings or any successor to any of them) that at the time of determination shall be designated by the Board of Directors of the Company as an Unrestricted Subsidiary of the Company by a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent and so long as such Subsidiary (and any Subsidiary of such Subsidiary): (a) has no Indebtedness other than Qualified Non-Recourse Debt;  and (b) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the Company or any of its Restricted Subsidiaries may execute a Completion Guarantee and Keep-Well Agreement for an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new gaming facility, and the execution and performance (if such performance is permitted under Section 4.05) of such Completion Guarantee and Keep-Well Agreement shall not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.05, the Company shall be in Default of such section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

“U.S. person” shall have the meaning assigned to such term in Regulation S.

“Voting Stock” means any class of Capital Stock of any person then outstanding normally entitled (without regard to the occurrence of any contingency) to vote in the elections of directors, managers, managing partners or trustees.

Section 1.02.          Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Custodian”	6.01
“DTC”	2.03
“Event of Default”	6.01
“Legal Holiday”	11.07
“Paying Agent”	2.03
“Payment Blockage Period”	10.03
“Registrar”	2.03
“Repurchase Date”	4.11
“Repurchase Offer”	4.11
“Repurchase Price”	4.11
“U.S. Government Obligations”	8.01

Section 1.03.          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company and any other obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.          Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular; and

(5)           provisions apply to successive events and transactions.

ARTICLE 2.
THE NOTES

Section 2.01.          Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A or Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, or usage, as designated by the Company.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes issued in global form shall be substantially in the form set forth in Exhibit A or B attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.  Notes offered and sold to QIBs shall be issued initially in the form of one or more Global Notes, which shall be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of Participants.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Within a reasonable time after expiration of the Restricted Period the Regulation S Temporary Global Notes will be exchanged for the Regulation S Permanent Global Notes upon the receipt by the

Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note or a Restricted Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers’ Certificate from the Company.  Following such period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures.  Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(a)  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by the agent members through Euroclear or Clearstream.

Section 2.02.          Execution and Authentication.

One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature, which signature shall be attested to by any other person.  Such signatures and attestation may be in counterparts, all of which taken together shall constitute one and the same instrument.

If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by two Officers, authenticate the Series A Notes for original issue in an aggregate principal amount as shall be specified in such written order and shall authenticate the Series B Notes for original issue in an aggregate principal amount as shall be specified in such written order; provided that the Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount.  The aggregate principal amount of Notes that may be issued under the indenture shall be unlimited.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Notes shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Section 2.03.          Registrar; Paying Agent; Depository; Note Custodian.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes are to be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional Paying Agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.  The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Notes.

Section 2.04.          Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, interest or Liquidated Damages, if any, on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money.  If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee or its agent shall serve as Paying Agent for the Notes.

Section 2.05.          Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders.  If the Trustee is not the Registrar, the Company and any other obligor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, but in any event at least semi-annually, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.          Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.  All Global Notes will be exchanged by the Company for Certificated Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository, (ii)  the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes and the Trustee has received a request from the Depository to issue Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Certificated Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act.  Upon the occurrence of either of the preceding events in (i) or (ii) above, the Company will notify the Trustee in writing that Certificated Notes shall be issued in such names as the Depository and the Participants shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as subparagraph (iii) or (iv), as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred only to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (1)(A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2)(A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depository to the Registrar containing information regarding the person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act; provided, further, that in no event shall an Indirect Participant who holds a beneficial interest in the Regulation S Temporary Global Note transfer or exchange such interest to a U.S. person who takes delivery in the form of an interest in Rule 144A Global Notes prior to the satisfaction of clauses (x) and (y) in the immediately preceding proviso. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note or Notes pursuant to Section 2.06(h) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 1 thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 2 thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications required by item 3 thereof, if applicable.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Series B Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(a) thereof;

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 4 thereof; and

(3)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Certificated Notes.

(i)            If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Certificated Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 2(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 1 thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 2 thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(a) thereof;

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Certificated Notes to the persons in whose names such Notes are so registered.  Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be (A) exchanged for a Certificated Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a person who takes delivery thereof in the form of a Certificated Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)          Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2)  a person participating in the distribution of the Series B Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1(b) thereof;

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 4 thereof; and

(3)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act or any Gaming

(iv)          If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Certificated Notes to the persons in whose names such Notes are so registered.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.  A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Certificated Note bearing the Private Placement Legend or transferred to a person who takes delivery thereof in the form of a Certificated Note bearing the Private Placement Legend.

(d)           Transfer and Exchange of Certificated Notes for Beneficial Interests.

(i)            If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Certificated Notes to a person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 2(b) thereof;

(B)           if such Certificated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 1 thereof;

(C)           if such Certificated Note is being transferred to a Non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 2 thereof;

(D)          if such Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(a) thereof;

(E)           if such Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(b) thereof; or

(F)           if such Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item 3(c) thereof, the Trustee shall cancel the Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the Restricted Global Note.

(ii)           A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Series B Notes or (3)  a person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in Item 1(c) thereof;

(2)           if the Holder of such Certificated Notes proposes to transfer such Notes to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 4 thereof, and

(3)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Certificated Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

(e)           Transfer and Exchange of Certificated Notes for Certificated Notes.  Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present on surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

(i)            Restricted Certificated Notes may be transferred to and registered in the name of persons who take delivery thereof if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 1 thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item 2 thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, required by item 3 thereof.

(ii)           Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Series B Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1 (a) thereof,

(2)           if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 4 thereof, and

(3)           in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii)          A Holder of Unrestricted Certificated Notes may transfer such Notes to a person who takes delivery thereof in the form of an Unrestricted Certificated Note.  Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.  Unrestricted Certificated Notes cannot be exchanged for or transferred to persons who take delivery thereof in the form of a Restricted Certificated Note.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 and an Officers’ Certificate, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Series B Notes or (z) persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Series B Notes or (z) persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount.

Concurrent with the issuance of the Series B Notes in the Exchange Offer, the Company shall deliver an Opinion of Counsel to the Trustee to the effect that the Series B Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (B) TO THE COMPANY, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

(B)           Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii)          Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.05 hereof).

(iii)          The Registrar shall not be required (A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(iv)          All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (1) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, Liquidated Damages, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile, provided original copies are promptly sent to the Registrar.

(ix)           Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(x)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.          Replacement Notes.

If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Subject to Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09.          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any other obligor or an Affiliate of the Company or any other obligor shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Notes passes to the Company or Affiliate, as the case may be.

Section 2.10.          Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes without charge to the Noteholders.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes as the Company directs.  Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

Section 2.12.          Defaulted Interest.

If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, if any, in any lawful manner.  It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Noteholders on a subsequent special record date.  The Company shall fix any such record date and payment date.  At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date and amount of such interest to be paid.

Section 2.13.          CUSIP Numbers.

The Company in issuing the Notes may use  “CUSIP” numbers and if so the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3.
REDEMPTION

Section 3.01.          Notices to Trustee.

If the Company elects to redeem the Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of the Notes to be redeemed.

The Company shall give each notice provided for in this Section at least 60 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee, but in no event less than 30 days); provided, however, that the Trustee shall have no liability to any Holder if it deems such shorter notice period satisfactory to it.

Section 3.02.          Selection of Notes to Be Redeemed.

Except as provided below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed on a pro rata basis or by lot among the Holders of the Notes in accordance with a method the Trustee considers fair and appropriate (in such manner as complies with applicable legal and stock exchange requirements, if any).

The amount of Notes shall be calculated as the aggregate principal amount of Notes originally issued hereunder less the aggregate principal amount of any Notes previously redeemed.  The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company of the Notes or portions of Notes to be called for redemption.  The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000.  Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.          Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first class mail, postage prepaid a notice of redemption to each Holder whose Notes are to be redeemed at its address of record.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

(6)           that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, and that if a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date; and

(7)           the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04.          Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.  Unless the Company defaults in making the redemption payment, on and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Note.

Section 3.05.          Deposit of Redemption Price.

No later than 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

Section 3.06.          Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.          Mandatory Disposition Pursuant to Gaming Laws.

Notwithstanding any other provision of this Article 3, if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem such owner’s Notes at the lesser of (x) the principal amount thereof or (y) the price at which the Notes were acquired by such owner, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of the finding of unsuitability by such Gaming Authority.

ARTICLE 4.
COVENANTS

Section 4.01.          Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.  Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company) holds by 10:00 a.m. New York time on that date money in immediately available funds designated for and sufficient to pay all principal and interest then due.  The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal at the rate borne by the Notes compounded semiannually; and (ii) overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.02.          SEC Reports, Financial Reports.

The Company shall file with the Trustee and shall provide Holders within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Sections 13(a) and 13(c) or 15(d) of the Exchange Act.  The Company will continue to file with the SEC and the Trustee, and to provide to Holders, on the same timely basis such reports, information and other documents as the Company would be required to file with the SEC as if the Company were subject to the requirements of such Sections 13(a) and 13(c) or 15(d) of the Exchange Act, notwithstanding that the Company may no longer be subject to Section 13(a) and 13(c) or 15(d) of the Exchange Act and that the Company would be entitled not to file such reports, information and other documents with the SEC.  In addition, if the Company has any Unrestricted Subsidiaries at such time, it shall also file with the Trustee, and provide to the Holders, on the same timely basis, all quarterly and annual financial statements (which statements may be unaudited) that would be required by Forms 10-Q and 10-K if the Company did not have such Unrestricted Subsidiaries.

The Company also shall comply with the provisions of TIA § 314(a).  The Company shall timely comply with its reporting and filing obligations under applicable federal securities law.  For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to the Holders and to prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03.          Compliance Certificate.

(a)  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which currently is December 31), an Officers’ Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited, or if such event has occurred, a description of the event.

(b)  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the Company’s independent public accountants which has been previously applied (a copy of which shall be delivered to the Trustee), the audited financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

(c)  The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture or (ii) any event of default under any other mortgage, indenture or instrument governing other Indebtedness of the Company aggregating in excess of $5,000,000, an Officers’ Certificate specifying such Default, Event of Default or default.

Section 4.04.          Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.          Limitation on Indebtedness.

Unless the Notes are rated the Required Rating (during which such time this Section 4.05 will not be in effect), the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, or otherwise in any manner become liable, directly or indirectly, with respect to any Indebtedness, except, without duplication, for (i) the incurrence by the Company’s Unrestricted Subsidiaries of Qualified Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Qualified Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; (ii) FF&E Financing incurred by the Company or its Restricted Subsidiaries; (iii) the Notes; (iv) all Existing Notes; (v) provided no Event of Default shall have occurred and be continuing, other Indebtedness of the Company and its Restricted Subsidiaries in an amount not to exceed $15,000,000 in aggregate principal amount; (vi) additional Indebtedness of the Company and its Restricted Subsidiaries, if at the time of the incurrence of such Indebtedness, the pro forma Consolidated Coverage Ratio of the Company, calculated cumulatively for the four most recent consecutive fiscal quarters of the Company and ending prior to the date of incurrence (the “Reference Period”), is not less than 2.00 to 1.00, after giving effect to (A) the incurrence of such Indebtedness as if such Indebtedness was incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period and (B) the acquisition or disposition of any company or business acquired or disposed of by the Company or any Restricted Subsidiary since the first day of the Reference Period, including any acquisition or disposition which will be consummated contemporaneously with the incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period; (vii) Permitted Refinancing Indebtedness; (viii) Indebtedness incurred under the Bank Facility not to exceed the greater of (A) $200 million or (B) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive fiscal quarters of the Company immediately preceding the date on which such Indebtedness is incurred, provided that the exception in this clause (viii) shall not be applicable to any Indebtedness incurred in refinancing the Bank Facility if the managing agent for the lenders of such refinancing Indebtedness is a person other than a banking institution with over $500 million in assets and subject to supervision and examination by federal or state banking authorities; (ix) Interest Rate Protection Agreements of the Company or any Restricted Subsidiary covering solely Indebtedness of the Company or any Restricted Subsidiary which is otherwise permitted to be incurred pursuant to this paragraph; (x) Indebtedness to the Company or a wholly-owned

Restricted Subsidiary; or (xi) to the extent that such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely as a result of the execution by the Company or its Restricted Subsidiaries of a Completion Guarantee and Keep-Well Agreement.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xi) of the first paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses.  The Company may reclassify such Indebtedness from time to time in its sole discretion.

Section 4.06.          Limitation on Capital Stock of Restricted Subsidiaries.

The Company will not permit any Restricted Subsidiary to issue any Capital Stock to any person (other than to the Company or any wholly-owned Restricted Subsidiary) that shall entitle the holder of such Capital Stock to a preference in right of payment in the event of liquidation, dissolution or winding-up of such Restricted Subsidiary or with respect to dividends of such Restricted Subsidiary.

Section 4.07.          Corporate Existence.

Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary, if any, in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine in good faith, which determination shall be evidenced by a board resolution, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.08.          Taxes.

The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

Section 4.09.          Investment Company Act.

The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

Section 4.10.          Limitation on Transactions with Affiliates.

Unless the Notes are rated the Required Rating (during which such time this Section 4.10 will not be in effect), the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service), pursuant to which the Company or any Restricted Subsidiary shall receive or render value exceeding $1,000,000, with any Affiliate or Related Person of the Company or of the Existing Equity Holders (other than the Company or a wholly-owned Restricted Subsidiary of the Company), unless (i) the terms of such business, transaction or series of related transactions are (A) set forth in writing and (B) fair and reasonable to the Company or such Restricted Subsidiary, and no less favorable to the Company or such Restricted Subsidiary, as the case may be, as terms that would be obtainable at the time for a comparable transaction or series of related transactions with an unrelated third person and (ii) the disinterested directors of the Board of Directors of the Company have, by resolution, determined in good faith that such business or transaction or series of related transactions meets the criteria set forth in (i)(B) above, which determination shall be conclusive and (iii) with respect to any transaction or series of related transactions otherwise permitted under this paragraph pursuant to which the Company or any Restricted Subsidiary shall receive or render value exceeding $15,000,000, such transaction or series of related transactions shall not be permitted unless, prior to consummation thereof, the Company shall have received an opinion, from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary.  Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries shall be entitled to provide management services to an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new gaming facility, provided that the Company or such Restricted Subsidiary, as the case may be, is reimbursed by the Unrestricted Subsidiary for all costs and expenses (including without limitation payroll) it incurs in providing such services.

Section 4.11.          Change of Control and Rating Decline.

Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase all or any part of such Holder’s Notes at a repurchase price in cash (the “Repurchase Price”) equal to 101% of the principal amount thereof, plus Liquidated Damages, if any, and accrued interest to the date of repurchase.

Within 30 days following the date of a Change of Control Triggering Event, the Company shall mail a notice to each Holder at its last registered address, with a copy to the Trustee, of the Company’s offer to repurchase (the “Repurchase Offer”) Notes pursuant to this Section 4.11.  The Repurchase Offer shall remain open from the time of mailing of such notice until the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date of such mailing) (the date on which the Repurchase Offer closes being the “Repurchase Date”).  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)            that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase thereof;

(ii)           the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event);

(iii)          the Repurchase Date;

(iv)          that any Note not tendered will continue to accrue interest;

(v)           that, unless the Company defaults in paying the Repurchase Price, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest from and after the Repurchase Date;

(vi)          that Holders electing to have a Note purchased pursuant to the Repurchase Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Repurchase Date;

(vii)         that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing such Holder’s election to have such Notes repurchased; and

(viii)        that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

If any consent under the Bank Facility is necessary to permit the Company to effect the Repurchase Offer, the Company will (i) repay in full or offer to repay in full all Indebtedness under the Bank Facility or (ii) obtain the requisite consent under the Bank Facility; provided, however, that the failure to repay such Indebtedness or obtain such consent will not in any event excuse any failure by the Company to perform its obligations under this Section 4.11.

On the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Repurchase Offer and (ii) deliver to the Trustee Notes so tendered together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Repurchase Price.  The Trustee shall promptly authenticate and mail or deliver to each Holder who tendered a Note a new Note or Notes equal in principal amount to any untendered portion of the Note surrendered.  The Paying Agent shall invest funds deposited with it pursuant to this Section 4.11 for the benefit of, and at the written direction of, the Company to the Repurchase Date.

Section 4.12.          Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

Unless the Notes are rated the Required Rating (during which such time this Section 4.12 will not be in effect), the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:  (i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in, or measured by, its profits, or pay any interest or principal due on Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, other than (a) any such encumbrance or restriction imposed by any Gaming Authority; (b) any encumbrance or restriction existing on February 27, 2004 contained in the Bank Facility relating to Indebtedness that does not exceed the greater of (1) $200 million or (2) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive fiscal quarters of the Company immediately preceding the date on which such Indebtedness is incurred; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness (other than Indebtedness incurred in anticipation of, as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company) incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Company and outstanding on such date; (d) any pledge by the Company or a Restricted Subsidiary of the stock of an Unrestricted Subsidiary if such pledge is made in connection with the incurrence of Qualified Non-Recourse Debt by such Unrestricted Subsidiary; and (e) any encumbrance or restriction pursuant to an agreement relating to Indebtedness issued to repay or amend Indebtedness referred to in clause (b), (c) or (e) of this paragraph, provided, however, that any such encumbrance or restriction is no less favorable to the Noteholders than encumbrances and restrictions contained in agreements relating to the Indebtedness so repaid or amended, and provided further, that in the event that Indebtedness is issued to repay or amend the Bank Facility, the aggregate principal amount of such Indebtedness shall not exceed the greater of (A) $200 million or (B) 1.5 times Operating Cash Flow calculated cumulatively for the four most recent consecutive fiscal quarters of the Company immediately preceding the date on which such Indebtedness is issued.

Section 4.13.          Restriction on Layering Debt.

The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness and senior in any respect in right of payment to the Notes.

ARTICLE 5.
SUCCESSORS

Section 5.01.          When Company May Merge, etc.

The Company shall not consolidate with or merge with or into any other entity (other than with a wholly-owned Restricted Subsidiary, provided the Company is the continuing corporation) or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) to any entity, unless:

(i)            either (a) the Company shall be the continuing corporation or (b) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, conveyance, assignment, transfer, lease or disposition, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed;

(ii)           immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing;

(iii)          immediately after giving effect to any such transaction involving the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (if it is the continuing corporation) or such other entity could incur at least $1.00 of additional Indebtedness pursuant to Section 4.05(vi); and

(iv)          immediately thereafter, the Company (if it is the continuing corporation) or such other entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02.          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein.  When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.

An “Event of Default” occurs if:

(a)           the Company defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of 30 days after the date due and payable;

(b)           the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon optional redemption of the Notes by the Company, upon exercise by the Holder of the Repurchase Offer upon a Change of Control Triggering Event, upon declaration or otherwise;

(c)           the Company fails to observe, perform or comply with Article 5;

(d)           the Company fails to observe, perform or comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Company of notice of Default from the Trustee or the Holders of at least 25% in principal amount of the Notes;

(e)           the Company fails, after any applicable grace period, to make any payment of principal of, premium in respect of, or interest on, any Indebtedness when due, or any Indebtedness of the Company or any of its Restricted Subsidiaries is accelerated because of a default and the aggregate principal amount of such Indebtedness with respect to which any such failure to pay or acceleration has occurred exceeds the greater of (a) $10,000,000 and (ii) 5% of Consolidated Net Tangible Assets;

(f)            any encumbrance or restriction of the type described in Section 4.12 becomes applicable to any Restricted Subsidiary;

(g)           the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)          makes a general assignment for the benefit of its creditors, or

(E)           admits in writing its inability generally to pay its debts as the same become due;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any Restricted Subsidiary in an involuntary case,

(B)           appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

(C)           orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(i)            one or more judgments, orders or decrees are rendered against the Company or any of its Restricted Subsidiaries in an aggregate amount in excess of (x) $10,000,000 and (y) 5% of Consolidated Net Tangible Assets (in each case, to the extent not covered by insurance) and, in each case, that are not discharged for a period of 60 days during which a stay of enforcement of such judgments, orders or decrees, by reason of a pending appeal or otherwise, is not in effect; or

(j)            any Gaming License of the Company or any of its Restricted Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino-hotel owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium (or, in the event that the Company would not be permitted to redeem the Notes pursuant to paragraph 5 of the Notes, the premium payable on the first date thereafter on which such redemption would be permissible) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

Section 6.02.          Acceleration.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the unpaid principal of and all accrued and unpaid interest, Liquidated Damages, if any, and premium, if any, on the Notes to be immediately due and payable.  Upon such declaration, the principal, interest, Liquidated Damages, if any, and premium, if any, shall be due and payable immediately.  If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except non-payment of principal or interest that has become due solely because of the acceleration.

Section 6.03.          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults.

The Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of any Note.

Section 6.05.          Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

Section 6.06.          Limitation on Suits.

A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.          Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08.          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment as permitted under applicable law in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal of, Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company or any other obligor or their respective creditors or property.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10.          Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:               to the Trustee for amounts due under Section 7.07;

Second:          to Noteholders for amounts due and unpaid on the Notes for principal, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and Liquidated Damages, if any, respectively; and

Third:             to the Company or any other obligors on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Noteholders.

Section 6.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

Section 7.01.          Duties of Trustee.

(a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  Except during the continuance of an Event of Default:

(i)            The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section.

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

Section 7.02.          Rights of Trustee.

(a)  The Trustee may rely on, and shall be protected in acting or refraining from acting upon, any document (whether in original, facsimile or electronic form) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)  The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to and received by a Responsible Officer of the Trustee by the Company or any Holder.

Section 7.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04.          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture or the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its authentication of the Notes.

Section 7.05.          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Note holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 7.06.          Reports by Trustee to Holders.

Within 60 days after the reporting date stated in Section 11.10, the Trustee shall, to the extent required, mail to Noteholders a brief report dated as of such reporting date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed of which the Company has notified the Trustee in writing.  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.          Compensation and Indemnity.

The Company shall pay to the Trustee from time to time upon demand by the Trustee reasonable compensation established by the Trustee for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee, its officers, directors, employees and agents against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the resignation or removal of the Trustees and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services, including the fees and expenses of its agents and counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company.  The Company may remove the Trustee by notice to the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a Custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes otherwise incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09.          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.          Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1).  The Trustee shall always have a combined capital and surplus as stated in Section 11.10.  The Trustee is subject to TIA § 310(b), including the optional provision permitted by the proviso in the second sentence of TIA § 310(b).

Section 7.11.          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
DISCHARGE OF INDENTURE

Section 8.01.          Termination of Company’s Obligations.

This Indenture shall cease to be of further effect (except that the Company’s obligations under Sections 7.07 and 8.03, and application of funds to the payment of Notes, shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation, and the Company has paid all sums payable hereunder.  In addition, the Company may terminate all of its obligations under this Indenture (except the Company’s obligations under Sections 7.07 and 8.03) if:

(1)           the Company irrevocably deposits in trust with the Trustee money or non-callable U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, as certified by an Officers’ Certificate, to pay principal of, Liquidated Damages, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; and

(2)           the Company delivers to the Trustee an Opinion of Counsel satisfactory to the Trustee that the Holders of the Notes should not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

However, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 8.03 and 8.04 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Sections 7.07 and 8.03 shall survive.

After a deposit made pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture, except for those surviving obligations specified above.

“U.S. Government Obligations” means direct obligations of the United States of America, or obligations unconditionally guaranteed by the United States of America, for the payment of which the full faith and credit of the United States of America is pledged.  In order to have money available on a payment date to pay principal of or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.  U.S. Government Obligations shall not be callable at the issuer’s option.

Section 8.02.          Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest and Liquidated Damages, if any, on the Notes.

Section 8.03.          Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, Liquidated Damages, if any, or interest on any Note that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment.  After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04.          Reinstatement.

If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority (other than any order of the Nevada Gaming Commission restricting the payment of such money to any particular Holder) enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of principal of, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the right of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENTS

Section 9.01.          Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to comply with Section 5.01;

(3)           to comply with any requirements of the SEC in connection with the qualification or requalification of this Indenture under the TIA;

(4)           to provide for uncertificated Notes in addition to certificated Notes; or

(5)           to make any change that does not adversely affect the rights hereunder of any Noteholder.

Section 9.02.          With Consent of Holders.

Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes.  Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

However, without the consent of each Noteholder affected, an amendment or waiver under this Section may not:

(1)           reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(2)           reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note;

(3)           the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

(4)           make any Note payable in money other than that stated in the Note;

(5)           make any change in Section 6.04, 6.07 or 9.02 (this sentence only); or

(6)           waive a default in the payment of the principal of, or Liquidated Damages, if any, or interest on, any Note.

To secure a consent of the Holders under this Section it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

Section 9.03.          Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.          Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives notice of revocation before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver (or before such later date as may be required by law or stock exchange rule).

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02.  In such case,

the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same Indebtedness as the consenting Holder’s Note.

Section 9.05.          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

Section 9.06.          Trustee Protected.

The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.  As a condition to executing or accepting any supplemental indenture, the Trustee may request and rely on an Opinion of Counsel and an Officers’ Certificate stating that such supplemental indenture is permitted hereunder and all conditions precedent have been complied with, in the form set forth in Sections 11.04 and 11.05.

ARTICLE 10.
SUBORDINATION

Section 10.01.        Notes Subordinated to Senior Indebtedness.

The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including for all purposes of this Article 10, all repurchase and redemption obligations with respect to the Notes, is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Only Indebtedness of the Company which is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.  This Article 10 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists, assuming in the case of the Bank Facility that all conditions precedent to any such advance could be satisfied.

Section 10.02.        Liquidation; Dissolution; Bankruptcy.

Upon any payment or distribution, whether of cash, securities or other property, to creditors of the Company in a liquidation (total or partial), reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:

(1)  holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, or interest or Liquidated Damages, if any, on, or any other distribution with respect to, the Notes; and

(2)  until the Senior Indebtedness is paid in full as provided in clause (1) above, any distribution to which Holders would be entitled but for this Article 10 shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive shares of stock and debt securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Notes.

Upon any distribution of assets of the Company referred to in this Section 10.02, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.02.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness or a Representative, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or a Representative, as the case may be.  In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 10.02, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participation in such payment or distribution and as to other facts pertinent to the rights of such person under this Section 10.02, and, if such evidence is not furnished, the Trustee may defer any payment to such person (or to the Noteholder) pending judicial determination as to the right of such person to receive such payment.

Section 10.03.  Default on Senior Indebtedness.

No direct or indirect payment by or on behalf of the Company under the Notes shall be made if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and in the case of this clause (ii) the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may make any such direct or indirect payment under the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness.  In addition, during the continuance of any other event of default with respect to Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or the holders of at least a majority in aggregate principal amount of, such Designated Senior Indebtedness then outstanding or (b) if such event of default results from the acceleration of the Notes, the date of such acceleration, no direct or indirect payment may be made by the Company upon or in respect of the Notes for a period (a “Payment Blockage Period”) commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders).  Not more than one Payment Blockage Period in the aggregate may be commenced with respect to the Notes during any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Indebtedness during such period.  In no event will a Payment Blockage Period extend beyond 179 days from the date such payment upon or in respect of the Notes was due, and there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect as to the Company.  For all purposes of this Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of the Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 10.04.        When Distribution Must Be Paid Over.

In the event that the Company shall make any payment to the Trustee pursuant to the Notes at a time when such payment is prohibited by Section 10.02 or 10.03, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 10.05.        Notice by Company.

The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officers’ Certificate of the Company delivered to a Trust Officer and the Paying Agent of any facts known to the Company that would cause a payment under the Notes of principal of or interest or Liquidated Damages, if any, on the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article 10.

Section 10.06.        Subrogation.

After all Senior Indebtedness is paid in full and all commitments to advance Senior Indebtedness have been terminated, and until the Notes are paid in full pursuant to the Notes and this Indenture or otherwise, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness.  A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on Senior Indebtedness.

Section 10.07.        Relative Rights.

This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness.  Nothing in this Indenture (but subject to the provisions of paragraph 5 of the Notes) shall:

(1)  impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(2)  affect the relative rights of Holders and creditors of the Company other than such creditors as are holders of Senior Indebtedness;

(3)  prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

(4)  create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company, other than as set forth in the terms governing such Senior Indebtedness.

Section 10.08.        Subordination May Not Be Impaired by Company.

No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes and this Article 10 shall be impaired by any act or failure to act by the Company or anyone in custody of its assets or property or by its failure to comply with this Indenture.

Section 10.09.        Distribution or Notice to Representatives.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

Section 10.10.        Rights of Trustee and Paying Agent.

Notwithstanding Section 10.02 or 10.03, the Trustee or any Paying Agent may continue to make payments of principal of or interest on the Notes unless, in the case of the

Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of the occurrence of an event under Section 10.02 or 10.03 and that any payment under the Notes would violate this Article 10.  Only the Company or a Representative with respect to or holders of a least a majority in principal amount of an issue of Designated Senior Indebtedness may give such notice.  Nothing contained in this Section 10.10 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by Section 10.04.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder, except as otherwise provided by the TIA.

Section 10.11.        Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

Notwithstanding any of the provisions of this Article 10 or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 10.10, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and in the absence of such written notice the Trustee may make such payment without liability or obligation to the Senior Indebtedness.

Section 10.12.        Application by Trustee of Monies Deposited With It.

Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Notes, shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as specified in Section 10.02 or 10.03 to the extent provided therein, payments at any time pursuant to the Notes, (ii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations received from the Company and held by the Trustee or such Paying Agent in trust for the benefit of the Holders of Notes as to which notice of redemption shall have been given, to the payment of or on account of the principal of or interest or Liquidated Damages, if any, on the Notes if, at the time such notice was given, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10 or (iii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations deposited with it by the Company under Article 8 hereof to the payment of or on account of the principal of or interest or Liquidated Damages, if any, on the Notes if, at the time of such deposit, a payment by the Company under the Notes would not have been prohibited by the foregoing provisions of this Article 10.

Section 10.13.        Trustee’s Compensation Not Prejudiced.

Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee pursuant to Section 7.07.

Section 10.14.        Officers’ Certificate.

If there occurs any event referred to in Section 10.02, the Company shall promptly give to the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.

Section 10.15.        Certain Payments.

Nothing in this Article 10 shall prevent or delay (i) the Company from or in redeeming any Notes pursuant to paragraph 5 of the Notes or otherwise purchasing any Notes pursuant to any legal requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Holders of payments of principal of and interest and Liquidated Damages, if any, on the Notes as provided in Section 8.02.

Section 10.16.        Names of Representatives.

The Company shall from time to time, upon request of the Trustee, provide to the Trustee an Officers’ Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

Section 10.17.        Article 10 Not to Prevent Events of Default or Limit Right to Accelerate.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 10.18.        Reliance By Holders of Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.  No provision in any supplemental indenture which modifies this Article 10 in any manner adverse to the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in accordance with the provisions of the documents governing such Senior Indebtedness.

Section 10.19.        Proof of Claim.

In the event that the Company is subject to any proceeding under any Bankruptcy Law and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Notes, then any Representative of Designated Senior Indebtedness may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notifies the Trustee of its intention to do so and (ii) 30 days preceding the last day permitted to file such claim.

Section 10.20.        No Fiduciary Duty Created to Holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article 7, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

ARTICLE 11.
MISCELLANEOUS

Section 11.01.        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.        Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by overnight delivery service to the recipient’s address stated in Section 11.10.  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given when mailed, whether or not the addressee receives it.

If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

If any notice is mailed to the Company in the manner provided above, a copy of such notice shall be mailed, in the manner provided above, to Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, Los Angeles, California 90017, Attention:  Kenneth J. Baronsky, Esq.

All other notices or communications shall be in writing.

Section 11.03.        Communication by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any other obligor to the Trustee to take any action under this Indenture, the Company or any other obligor, as the case may be, shall furnish to the Trustee:

(i)            an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06.        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.        Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the State of Nevada, New York or California are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.        No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

Section 11.09.        Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10.        Variable Provisions.

The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on the first December 31 to occur after the date of this Indenture.

The reporting date for Section 7.06 is June 1 of each year.  The first reporting date is June 1, 2001.

The Trustee shall always have a combined capital and surplus (including subordinated capital notes) of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company’s address is:

STATION CASINOS, INC.

2411 West Sahara Avenue

Las Vegas, Nevada  89102

The Trustee’s address is:

LAW DEBENTURE TRUST COMPANY OF NEW YORK

767 3rd Avenue

New York, New York  10017

Attention:  Patrick Healy

Section 11.11.        Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

Section 11.12.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13.        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14.        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15.        Qualification of Indenture.

The Company shall qualify this Indenture under the TIA and shall pay all costs and expenses (including attorneys’ fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the, Indenture and the Notes and printing this Indenture and the Notes.  In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request.

Section 11.16.        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGES FOLLOW]

SIGNATURES

Dated: as of February 27, 2004	STATION CASINOS, INC.

By
Name:
Title:

Dated: as of February 27, 2004	LAW DEBENTURE TRUST COMPANY OF NEW YORK

By
Name:
Title:

EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (B) TO THE COMPANY, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

STATION CASINOS, INC.

6 7/8% Senior Subordinated Notes due 2016

CUSIP:     [857689AS2

[U8572MAE9]

No.	$

Station Casinos, Inc., a Nevada corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, the principal sum of                                                       Dollars on March 1, 2016.

Interest Payment Dates:  March 1 and September 1, commencing September 1, 2004

Record Dates:  February 15 and August 15 (whether or not a Business Day)

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

STATION CASINOS, INC.

By:
Name:
Title:

Attest:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Law Debenture Trust Company of New York, as Trustee, certifies that this is one of the 6 7/8% Senior Subordinated Notes due 2016 referred to in the within-mentioned Indenture.

LAW DEBENTURE TRUST COMPANY OF NEW YORK
as Trustee

By:	Dated:

Authorized Signatory

[REVERSE OF SECURITY]

STATION CASINOS, INC.

6 7/8% SENIOR SUBORDINATED NOTES DUE 2016

1.             Interest.  STATION CASINOS, INC., a Nevada corporation (the “Company”), which term includes any successor corporation under the Indenture referred to herein), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below.  The Company will pay interest semi-annually on March 1 and September 1 of each year, commencing September 1, 2004.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the persons who are registered Holders of the Notes at the close of business on the record date for the next interest payment date even though the Notes are cancelled after the record date and on or before the interest payment date.  Holders must surrender the Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company, however, may pay principal and interest and Liquidated Damages, if any, by check payable in such money, which shall be mailed to a Holder’s registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Certificated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.             Paying Agent and Registrar.  Law Debenture Trust Company of New York will initially act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of February 27, 2004 (the “Indenture”) by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture.  The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms.  The Notes are unsecured general obligations of the Company limited to $350,000,000 in aggregate principal amount.  The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness by the Company or any of its Restricted Subsidiaries.  In addition, the Indenture imposes certain limitations on transactions by the

Company or any of its Restricted Subsidiaries with Affiliates and Related Persons and on the ability of the Company or any of its Restricted Subsidiaries to restrict distributions and dividends from Subsidiaries.  The limitations are subject to a number of important qualifications and exceptions.

5.             Optional Redemption.  The Company may redeem the Notes in whole or in part, at redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning March 1 of the years indicated below.  The Notes may not be so redeemed before March 1, 2009.

Year	Redemption Prices

2009	102.578%
2010	101.719%
2011	100.859%
2012 and thereafter	100.000%

Notwithstanding the foregoing, each Holder by accepting a Note agrees that if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (a) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (b) the Company may, at its option, redeem such owner’s Notes at the lesser of (i) the principal amount thereof or (ii) the price at which the Notes were acquired by such owner, together with, in either case, Liquidated Damages, if any, and accrued interest to the date of the finding of unsuitability by such Gaming Authority, all as more fully provided in the Indenture.

6.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on Notes or portions of the Notes called for redemption.

If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

7.             Subordination.  The Notes are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture.

The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes shall be registered, and Notes may only be exchanged, as provided in the Indenture.  The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any Notes or portion of a Note selected for redemption.  Also, the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Note to be redeemed.

9.             Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes, except as provided in paragraph 5 hereof.

10.           Amendments and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and certain existing defaults may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company’s obligations to Noteholders in the case of mergers and consolidations of the Company or to make any change that does not adversely affect the rights of any Noteholder.

11.           Defaults and Remedies.  An Event of Default is:  default in payment of interest on the Notes for a period of 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes or, in the case of the failure to comply with certain specified covenants or agreements, without such notice or passage of time; certain defaults under and acceleration prior to maturity of certain other indebtedness of the Company; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; or a revocation, suspension, termination or involuntary loss of a Gaming License which results in the cessation of operation of the Company’s casino business for more than 90 consecutive days.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice.  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

12.           Trustee Dealings with Company.  Law Debenture Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

13.           Change of Control.  Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Indenture), the Holders shall have the right to require that the Company repurchase, and the Company shall commence an offer to repurchase, all of the outstanding Notes at a Repurchase Price in cash equal to 101% of the principal amount of such Notes plus Liquidated Damages, if any, and accrued interest to the repurchase date, upon the terms set forth in the Indenture.

14.           No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Additional Rights of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Wells Fargo Securities, LLC and Credit Lyonnais Securities (USA) Inc. (the “Registration Rights Agreement”).

17.           Abbreviations.  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type.  Request may be made to:

STATION CASINOS, INC.
2411 West Sahara Avenue
Las Vegas, Nevada 89102
Attn: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS
IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED SIGNATORY OF TRUSTEE OR NOTE CUSTODIAN

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                  to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.11 of the Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount (which must be $1,000 or an integral multiple of $1,000) you elect to have purchased:

$

Date:	Your signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

EXHIBIT B

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTES SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (B) TO THE COMPANY, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

STATION CASINOS, INC.

6 7/8% Senior Subordinated Notes due 2016

CUSIP:  U8572MAE9

No.	$

Station Casinos, Inc., a Nevada corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, the principal sum of                                                        Dollars on March 1, 2016.

Interest Payment Dates:  March 1 and September 1, commencing September 1, 2004

Record Dates:  February 15 and August 15 (whether or not a Business Day)

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

STATION CASINOS, INC.

By:
Name:
Title:

Attest:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Law Debenture Trust Company of New York, as Trustee, certifies that this is one of the 6 7/8% Senior Subordinated Notes due 2016 referred to in the within-mentioned Indenture.

LAW DEBENTURE TRUST COMPANY OF NEW YORK
as Trustee

By:		Dated:

Authorized Signatory

[REVERSE OF SECURITY]

STATION CASINOS, INC.

6 7/8% SENIOR SUBORDINATED NOTES DUE 2016

1.             Interest.  STATION CASINOS, INC., a Nevada corporation (the “Company”), which term includes any successor corporation under the Indenture referred to herein), promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below.  The Company will pay interest semi-annually on March 1 and September 1 of each year, commencing September 1, 2004.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the persons who are registered Holders of the Notes at the close of business on the record date for the next interest payment date even though the Notes are cancelled after the record date and on or before the interest payment date.  Holders must surrender the Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company, however, may pay principal and interest and Liquidated Damages, if any, by check payable in such money, which shall be mailed to a Holder’s registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Certificated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.             Paying Agent and Registrar.  Law Debenture Trust Company of New York will initially act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of February 27, 2004 (the “Indenture”) by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture.  The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms.  The Notes are unsecured general obligations of the Company limited to $350,000,000 in aggregate principal amount.  The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness by the Company or any of its Restricted Subsidiaries.  In addition, the Indenture imposes certain limitations on transactions by the

Company or any of its Restricted Subsidiaries with Affiliates and Related Persons and on the ability of the Company or any of its Restricted Subsidiaries to restrict distributions and dividends from Subsidiaries.  The limitations are subject to a number of important qualifications and exceptions.

5.             Optional Redemption.  The Company may redeem the Notes in whole or in part, at redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning March 1 of the years indicated below.  The Notes may not be so redeemed before March 1, 2009.

Year	Redemption Prices

2009	102.578

%

2010	101.719

%

2011	100.859

%

2012 and thereafter	100.000

%

Notwithstanding the foregoing, each Holder by accepting a Note agrees that if a record or beneficial owner of a Note is required by any Gaming Authority to be found suitable, such owner shall apply for a finding of suitability within 30 days after request of such Gaming Authority.  The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability.  If a record or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (a) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (b) the Company may, at its option, redeem such owner’s Notes at the lesser of (i) the principal amount thereof or (ii) the price at which the Notes were acquired by such owner, together with, in either case, Liquidated Damages, if any, and accrued interest to the date of the finding of unsuitability by such Gaming Authority, all as more fully provided in the Indenture.

6.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on Notes or portions of the Notes called for redemption.

If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

7.             Subordination.  The Notes are subordinated to Senior Indebtedness, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before payments in respect of the Notes may be made under the Notes and the Indenture.

The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes shall be registered, and Notes may only be exchanged, as provided in the Indenture.  The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any Notes or portion of a Note selected for redemption.  Also, the Registrar need not exchange or register the transfer of any Note for a period of 15 days before a selection of Note to be redeemed.

9.             Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes, except as provided in paragraph 5 hereof.

10.           Amendments and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and certain existing defaults may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company’s obligations to Noteholders in the case of mergers and consolidations of the Company or to make any change that does not adversely affect the rights of any Noteholder.

11.           Defaults and Remedies.  An Event of Default is:  default in payment of interest on the Notes for a period of 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes or, in the case of the failure to comply with certain specified covenants or agreements, without such notice or passage of time; certain defaults under and acceleration prior to maturity of certain other indebtedness of the Company; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; or a revocation, suspension, termination or involuntary loss of a Gaming License which results in the cessation of operation of the Company’s casino business for more than 90 consecutive days.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice.  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

12.           Trustee Dealings with Company.  Law Debenture Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

13.           Change of Control.              Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Indenture), the Holders shall have the right to require that the Company repurchase, and the Company shall commence an offer to repurchase, all of the outstanding Notes at a Repurchase Price in cash equal to 101% of the principal amount of such Notes plus Liquidated Damages, if any, and accrued interest to the repurchase date, upon the terms set forth in the Indenture.

14.           No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Additional Rights of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Wells Fargo Securities, LLC and Credit Lyonnais Securities (USA) Inc. (the “Registration Rights Agreement”).

17.           Abbreviations.  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type.  Request may be made to:

STATION CASINOS, INC.
2411 West Sahara Avenue
Las Vegas, Nevada 89102
Attn: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS
IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                            to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.11 of the Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount (which must be $1,000 or an integral multiple of $1,000) you elect to have purchased:

$

Date:	Your signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

STATION CASINOS, INC.

2411 West Sahara Avenue

Las Vegas, Nevada  89102

Law Debenture Trust Company of New York
767 3rd Avenue
New York, New York  10017

Attention: Corporate Trust Division

Re: 6 7/8% SENIOR SUBORDINATED NOTES DUE 2016 OF STATION CASINOS, INC.

Reference is hereby made to the Indenture, dated as of February 27, 2004 (the “INDENTURE”), between Station Casinos, Inc., as issuer (the “COMPANY”), and Law Debenture Trust Company of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                           (the “TRANSFEROR”) owns and proposes to transfer the Note or Notes or interest in such Note or Notes specified in Annex A hereto, in the principal amount of $                  in such Note or Notes or interests (the “TRANSFER”), to                                         (the “TRANSFEREE”) as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “SECURITIES ACT”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(c) ☐ such Transfer is being effect pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED CERTIFICATED NOTE.

(a) ☐ CHECK IF TRANSFER IF PURSUANT TO RULE 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effect pursuant to and in accordance with Rule 903 or rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indentures, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IF PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144m, Rule 903 or Rule 904 and in compliance with the transfer restrictions in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐ a beneficial interest in the:

(i)            ☐ Rule 144A Global Note (CUSIP          ), or

(ii)           ☐ Restricted Global Note (CUSIP           ); or

(b)           ☐ a Restricted Certificated Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐ a beneficial interest in the:

(i)            ☐ Rule 144A Global Note (CUSIP            ), or

(ii)           ☐ Regulation S Global Note (CUSIP            ), or

(iii)          ☐ Restricted Global Note (CUSIP            ); or

(iv)          ☐ (CUSIP            ), or Unrestricted Global Note (CUSIP            ); or

(b)           ☐ a Restricted Certificated Note; or

(c)           ☐ an Unrestricted Certificated Note.

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER OR EXCHANGE

STATION CASINOS, INC.

2411 West Sahara Avenue

Las Vegas, Nevada  89102

Law Debenture Trust Company of New York
767 3rd Avenue
New York, New York  10017

Attention:  Patrick Healy

Re: 6 7/8% SENIOR SUBORDINATED NOTES DUE 2016 OF STATION CASINOS, INC

Reference is hereby made to the Indenture, dated as of February 27, 2004 (the “INDENTURE”), between Station Casinos, Inc., as issuer (the “COMPANY”), and Law Debenture Trust Company of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        (the “OWNER”) owns and proposed to exchange the Note or Notes specified herein, in the principal amount of $                       in such Note or Notes or interests (the “EXCHANGE”).  In connection with the Exchange, the Owner hereby certifies that:

1.  EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with he Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with he United States Securities Act of 1933, as amended (the “SECURITIES ACT”), (iii) the restriction on transfer contained in the Indenture and the Private Placement Legend are not the restrictions on transfer contained in the Indenture and the private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE.  In

C-1

connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO UNRESTRICTED CERTIFICATED NOTE.  In connection with the Owner’s Exchange of a Restricted Certificated Note for n Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.  EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTE OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTE

(a)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST ON A RESTRICTED GLOBAL NOTE.  In connection

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with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note, ☐ Restricted Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

[Insert Name of Owner]
By:
Name:
Title:

Dated:

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